Marathon

Marathon Patent Group Completes $6.0 Million Financing

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Marathon to use proceeds to accelerate patent acquisitions and fund operations

Alexandria, VA – May 30, 2013- Marathon Patent Group, Inc. (OTCBB: MARA “Marathon”), an intellectual property services and patent licensing company, today announced that it had received $6.0 million in subscriptions for Units.  Each Unit was offered in a privately subscribed offering at $0.40 per Unit, with each Unit consisting of one share of common stock and a three (3) year warrant to purchase one-half of one share of common stock at an exercise price of $0.50 per share.

The Company intends to use the net proceeds from this offering to fund operations, and continue to seek strategic IP asset acquisitions, including revenue-producing patents and portfolios.  The funding was led by IPNav Capital. IPNav Capital was founded by Erich Spangenberg, one of the leaders in the intellectual property monetization industry sector, who also is a major shareholder of the Company.

“The recent financing will strengthen Marathon’s balance sheet and facilitate the acquisition of critical intellectual property assets,” said Marathon’s CEO Doug Croxall.

“IPNav Capital is excited to be the co-lead investor in Marathon,” said Jonathon Skeels, Vice President of IPNav Capital.  “We have been working closely with Marathon’s executive team and we believe they are building an attractive platform in the patent market.”

On May 30th Marathon announced that its wholly owned subsidiary, Bismarck IP, had acquired three U.S. and ten international patents and patent applications from Siemens, one of the world's leading electronics and electrical engineering companies as part of a previous agreement.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Marathon has agreed with the participating investors to file a registration statement with the SEC covering resale of the shares of common stock and common stock underlying the warrants sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Marathon Patent Group

Marathon Patent Group ("Marathon") is an intellectual property services and patent licensing company that serves a wide range of patent holders and technologies from Fortune 500 to independent inventors. Marathon provides its clients advice and services that enable them to realize financial and strategic return on their intellectual property rights. Marathon serves clients through two complementary business units: IP Services, which devises strategies that allow our clients to maximize the value of their intellectual property assets, and IP Licensing, which acquires patent assets, partners with patent holders, and monetizes patent portfolios through actively managed patent licensing campaigns. Marathon is based in Alexandria, Virginia. www.marathonpg.com

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Marathon Patent Group
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